Filed Pursuant to Rule 424(b)(5)

Registration No. 333-278839

PROSPECTUS

AIM ImmunoTech Inc.

9,975,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 9,975,000 shares of our Common Stock, par value $0.001 per share, by Atlas Sciences, LLC, which we refer to in this prospectus as Atlas or the selling stockholder.

The shares of Common Stock being offered by the selling stockholder consist of:

●	up to 9,636,400 shares of Common Stock that we may elect to issue and sell to Atlas, in our sole discretion from time to time after the date of this prospectus, which we refer to in this prospectus as the Purchase Shares, pursuant to a purchase agreement, dated as of March 28, 2024, that we entered into with Atlas, which we refer to in this prospectus as the Purchase Agreement, providing for up to $15,000,000 of gross proceeds; and
●	338,600 shares of our Common Stock that we have issued to Atlas on March 28, 2024 as consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement which we refer to as Commitment Shares.

See “The Atlas Transaction” for descriptions of the Purchase Agreement and “Selling Stockholder” for additional information regarding Atlas.

We may receive gross proceeds of up to $15,000,000 from the sale of our Common Stock to Atlas under the Purchase Agreement, from time to time, in our discretion after the date of the registration statement of which this prospectus is a part is declared effective and after satisfaction of other conditions in the Purchase Agreement. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares by the selling stockholder.

Atlas may sell the shares of our Common Stock described in this prospectus in a number of different ways and at varying prices. The price that Atlas will pay for the shares to be resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of our Common Stock. Atlas is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The purchase price for the Purchase Shares will be based upon formulae set forth in the Purchase Agreement and described in this prospectus depending on the purchase notice, which we refer to as a Put Notice in this prospectus, that we submit to Atlas from time to time. We will pay the expenses incurred in registering the shares of our Common Stock, including legal and accounting fees. See “Plan of Distribution” on page 18 for more information about how Atlas may sell the shares of Common Stock being registered pursuant to this prospectus.

Our Common Stock is listed on the NYSE American (“NYSE American”) under the symbol “AIM”. The last reported sale price of our Common Stock on NYSE American on April 26, 2024 was $0.43 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2024.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or any free writing prospectuses or amendments thereto. Neither we, nor the selling stockholder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the selling stockholder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider before making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the documents incorporated by reference herein, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. If any of the risks materialize, our business, financial condition, operating results, and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment. Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “the Company” and “AIM” refer to and similar references refer to AIM ImmunoTech Inc. and its consolidated subsidiaries.

Overview

We are an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, viral diseases and immune-deficiency disorders. We have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids and natural interferon to enhance the natural antiviral defense system of the human body, and to aid the development of therapeutic products for the treatment of certain cancers and chronic diseases. Our flagship products are Ampligen (rintatolimod), a first-in-class drug of large macromolecular RNA (ribonucleic acid) molecules, and Alferon N Injection (Interferon alfa). Ampligen has not been approved by the FDA or marketed in the United States. Ampligen is approved for commercial sale in the Argentine Republic for the treatment of severe Chronic Fatigue Syndrome (“CFS”). Our primary business focus involves Ampligen. Ampligen is a double-stranded RNA (“dsRNA”) molecule being developed for globally important cancers, viral diseases and disorders of the immune system.

We are currently proceeding primarily in four areas:

● Conducting a randomized, controlled study to evaluate efficacy and safety of Ampligen compared to a control group to treat locally advanced pancreatic cancer patients.

● Evaluating Ampligen in other cancers, as a potential therapy that modifies the tumor microenvironment with the goal of increasing anti-tumor responses to checkpoint inhibitors.

● Exploring Ampligen’s antiviral activities and potential use as a prophylactic or treatment for existing viruses, new viruses and mutated viruses thereof.

● Evaluating Ampligen as a treatment for myalgic encephalomyelitis/chronic fatigue syndrome (“ME/CFS”) and fatigue and/or Post-COVID conditions of fatigue.

The Atlas Equity-Line

On March 28, 2024, we entered into a Purchase Agreement with Atlas, pursuant to which, subject to the terms and conditions set forth therein, we may sell to Atlas up to an aggregate of $15.0 million of our Common Stock from time to time over the term of the Purchase Agreement. Pursuant to the Purchase Agreement, we issued 338,600 Commitment Shares to Atlas as a fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement.

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On March 28, 2024, we also entered into a registration rights agreement with Atlas, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act, the shares of our Common Stock that have been or may be issued to Atlas under the Purchase Agreement.

This prospectus covers the resale by the selling stockholder of up to 9,975,000 shares of our Common Stock, comprised of: (i) up to 9,636,400 shares of our Common Stock that we have reserved for sale to Atlas under the Purchase Agreement from time to time after the date of this prospectus, if and when we determine to sell additional shares of our Common Stock to Atlas under the Purchase Agreement and (ii) 338,600 Commitment Shares that we have already issued to Atlas in lieu of a cash fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement.

Such sales of Common Stock by the Company, if any, will be subject to certain limitations set forth in the Purchase Agreement and may occur from time to time, at our sole discretion, over a period commencing on the date that the conditions to Atlas’s purchase obligation set forth in the Purchase Agreement are satisfied, including that the registration statement that includes this prospectus is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, the date on which all of such conditions are satisfied is referred to in this prospectus as the Commencement Date, and ending on March 28, 2026, unless earlier terminated pursuant to the terms of the Purchase Agreement. We refer to this period in the prospectus as the Commitment Period. During the Commitment Period, we may, from time to time and at our sole discretion, on any business day that we select, direct Atlas to purchase up to a minimum value of $25,000 worth of shares of our Common Stock and a maximum of the lesser of (a) a value of $500,000 worth of shares of our Common Stock or (b) the Median Daily Trading Volume or such greater amount as the parties agree to.

Such value shall be computed by multiplying the number of shares in any Put Notice by the closing price of the Common Stock on the Principal Market on the Trading Day immediately preceding the date the Put Notice is delivered. The purchase price per share for each such purchase will be equal to 95% of the lowest daily volume weighted average price of our Common Stock on the Principal Market during the period beginning on the date three Trading Days immediately preceding the applicable Put Date and ending on the date that is two Trading Days after the date on which Atlas receives the Put Shares in its brokerage account and such Put Shares are cleared and approved for trading by Investor’s brokerage firm, which period we refer to as the Valuation Period.

In no event may we issue or sell to Atlas under the Purchase Agreement shares of our Common Stock (including the Commitment Shares) to the extent that such sales exceed 9,975,000, which we refer to in this prospectus as the Exchange Cap, unless we obtain further stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap.

We will control the timing and amount of any sales of our Common Stock to Atlas. The purchase price per share will be equitably adjusted as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction as set forth in the Purchase Agreement. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. Actual sales of shares of Common Stock by us to Atlas under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for us and our operations.

As of April 26, 2024, there were 50,888,333 shares of our Common Stock outstanding, which includes the Commitment Shares. Although the Purchase Agreement provides that we may sell up to an aggregate of $15.0 million worth of our Common Stock to Atlas, only 9,975,000 shares of our Common Stock are being registered for resale under this prospectus, which includes the 338,600 Commitment Shares that we issued to Atlas as a fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement. Depending on the market prices of our Common Stock at the time we elect to issue and sell shares of our Common Stock to Atlas under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our Common Stock in order to receive aggregate gross proceeds equal to the $15.0 million total commitment available to us under the Purchase Agreement. If we elect to issue and sell to Atlas under the Purchase Agreement more than the 9,975,000 shares of our Common Stock being registered for resale by Atlas under this prospectus, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares of our Common Stock, which could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for resale by Atlas is dependent upon the number of shares of our Common Stock we ultimately decide to sell to Atlas under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Atlas to purchase any shares of our Common Stock if those shares of our Common Stock, when aggregated with all other shares of our Common Stock then beneficially owned by Atlas and its affiliates, would result in Atlas having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our Common Stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Limitation.

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Issuances of our Common Stock to Atlas under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance of shares of our Common Stock to Atlas under the Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to Atlas under the Purchase Agreement. See “Risk Factors.”

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, except the Company is prohibited, with out the express consent of Atlas (with certain specified exceptions set forth in the Purchase Agreement) from affecting or entering into an agreement to effect a Variable Rate Transaction as defined in the Purchase Agreement.

Atlas has represented to us that at no time prior to the time of execution of the Purchase Agreement has Atlas or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Atlas agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

There are certain conditions precedent to our right to sell Put Shares to Atlas. For details on these conditions and more detailed information on the Atlas Transaction, see “The Atlas Transaction”.

Corporate Information

Our primary executive offices are located at 2117 SW Highway 484, Ocala FL 34473 and our telephone number is (352) 448-7797. Our website address is https://aimimmuno.com. The information contained on, or that can be accessed through, our website is not part of this prospectus and should not be considered as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Exchange Act, and we will remain a smaller reporting company until the fiscal year following:

●	The determination that our voting and non-voting Common Stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter; or

●	Our annual revenue is more than $100 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Further, as a non-accelerated filer, we will not be required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Sarbanes-Oxley Act Section 404(b), and, in contrast to other reporting companies, we’ll have more time to file our annual and periodic reports.

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THE OFFERING

Shares of our Common Stock offered by the selling stockholder

Up to 9,975,000 shares of Common Stock consisting of:

● up to 9,636,400 shares of our Common Stock that we may issue and sell to Atlas from time to time under the Purchase Agreement from and after the commencement; and

● 338,600 Commitment Shares issued to Atlas as a fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement

Selling Stockholder	Atlas Sciences, LLC. See “Selling Stockholder” on page 14 of this prospectus.

Common Stock outstanding prior to this offering	50,888,333 shares, which includes the Commitment Shares.
Common Stock outstanding immediately after this offering	60,524,733 shares, assuming the sale of 9,636,400 shares. The actual number of shares issued will vary depending on the sales prices in this offering.

Use of Proceeds	We will receive no proceeds from the sale of shares of our Common Stock by Atlas pursuant to this prospectus. We may receive up to $15.0 million aggregate gross proceeds under the Purchase Agreement from any sales of shares of our Common Stock we make to Atlas pursuant to the Purchase Agreement after the commencement, assuming that we sell the full amount of our Common Stock that we have the right, but not the obligation to sell to Atlas under the Purchase Agreement. Any proceeds that we receive from sales of shares of our Common Stock to Atlas under the Purchase Agreement will be used for general corporate purposes. See “Use of Proceeds.”

NYSE American Capital Markets Symbols	Our Common Stock is listed on NYSE American under the symbol “AIM”.

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 6, and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 50,888,333 shares of our Common Stock outstanding as of April 26, 2024 which includes the Commitment Shares and excludes, as of such date, the following:

●	119,352 shares of our Common Stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plans at a weighted average exercise price of $20.72 per share; and 2,814,142 shares of our Common Stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plans at a weighted average exercise price of $1.54 per share;
●	1,210,286 shares of our Common Stock available for issuance or future grant pursuant to our equity incentive plan;
●	15,000 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.99 per share; and
●	360,000 shares of our Common Stock issuable upon exercise of outstanding options granted to Azenova.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of Common Stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline, and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our Common Stock, and you could lose all or part of your investment.

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It is not possible to predict the actual number of shares of Common Stock we may sell to Atlas under the Purchase Agreement, or the actual gross proceeds resulting from those sales.

Because the purchase price per share to be paid by Atlas for the shares of Common Stock that we may elect to sell to Atlas under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to Atlas pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to Atlas under the Purchase Agreement, the purchase price per share that Atlas will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Atlas under the Purchase Agreement.

Atlas may sell the shares of our Common Stock described in this prospectus in a number of different ways and at varying prices. The number of shares of our Common Stock ultimately offered for sale by Atlas is dependent upon the number of shares of Common Stock, if any, we ultimately sell to Atlas under the Purchase Agreement.

The terms of the Purchase Agreement limit the amount of shares of Common Stock we may issue to Atlas, which may limit our ability to utilize the arrangement to enhance our cash resources.

The Purchase Agreement includes restrictions on our ability to sell shares of Common Stock to Atlas, including, subject to specified limitations, if a sale would cause Atlas and its affiliates to exceed the Beneficial Ownership Limitation.

Accordingly, we cannot guarantee that we will be able to sell all of the Purchase Shares in this offering. If we cannot sell the full amount of the shares of Common Stock that Atlas has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position. If we choose to sell more shares of Common Stock than are offered under this prospectus, we must first register for resale under the Securities Act such additional shares of Common Stock.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Atlas. If and when we do elect to sell shares of our Common Stock to Atlas pursuant to the Purchase Agreement, after Atlas has acquired such shares, Atlas may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Atlas in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Atlas in this offering as a result of future sales made by us to Atlas at prices lower than the prices such investors paid for their shares in this offering.

The sale or issuance of our Common Stock to Atlas may cause dilution and the sale of the shares of Common Stock by Atlas that it acquires pursuant to the Purchase Agreement, or the perception that such sales may occur, could cause the price of our Common Stock to decrease.

On March 28, 2024, we entered into the Purchase Agreement with Atlas, pursuant to which Atlas has committed to purchase up to $15.0 million worth of our Common Stock. Upon the execution of the Purchase Agreement, we issued 338,600 Commitment Shares to Atlas as a fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to Atlas at our sole discretion from time to time during the Commitment Period. The purchase price for the shares that we may sell to Atlas under the Purchase Agreement will fluctuate based on the trading price of our Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to decrease. We generally have the right to control the timing and amount of any future sales of our shares to Atlas. Additional sales of our Common Stock, if any, to Atlas will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Atlas all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Atlas, after Atlas has acquired the shares, Atlas may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Atlas by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Atlas, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

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Our management will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to Atlas, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to Atlas, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Because we will not declare cash dividends on our Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain any future earnings from the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this Registration Statement and the prospectus contained therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements and their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks and uncertainties. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the following sections of our Annual Report on Form 10-K for the year ended December 31, 2023: Part I; Item 1. “Business”, Part I; Item 1A. “Risk Factors”, Part I; Item 3. “Legal Proceedings”, and Part II; Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Among other things, for those statements, we claim the protection of safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth in this presentation speak only as of the date of this presentation. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. We are in various stages of seeking to determine whether Ampligen® will be effective in the treatment of multiple types of viral diseases, cancers, and immune-deficiency disorders and the presentation sets forth our current and anticipated future activities. These activities are subject to change for a number of reasons. Significant additional testing and trials will be required to determine whether Ampligen® will be effective in the treatment of these conditions. Results obtained in animal models do not necessarily predict results in humans. Human clinical trials will be necessary to prove whether or not Ampligen® will be efficacious in humans. No assurance can be given as to whether current or planned clinical trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. Even if these clinical trials are initiated, we cannot assure that the clinical studies will be successful or yield any useful data or require additional funding. Among the studies are clinical trials that provide only preliminary data with a small number of subjects, and no assurance can be given that the findings in these studies will prove true or that the study or studies will yield favorable results. Some of the world’s largest pharmaceutical companies and medical institutions are working on a treatment for COVID-19. Even if Ampligen® proves effective in combating the virus, no assurance can be given that our actions toward proving this will be given first priority or that another treatment that eventually proves capable will not make our efforts ultimately unproductive, as multiple vaccines, and some treatments, are now available and major pharma companies are working to develop their own disease treatments. Some of the world’s largest pharmaceutical companies are also working on treatments and cures for different types of cancers. No assurance can be given that the use of Ampligen with these proposed treatments and cures will prove effective. No assurance can be given that future studies will not result in findings that are different from those reported in the studies referenced or incorporated by reference herein. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. In addition, many countries, including Argentina, are still dealing with COVID-19 outbreaks and have made that their primary focus. We believe that this may be delaying our commercialization of Ampligen® in Argentina until COVID-19 is more under control. We cannot assure that our potential foreign operations will not be adversely affected by these risks.

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Our filings are available at www.aimimmuno.com. The information found on our website is not incorporated by reference into this Report and is included for reference purposes only.

Other sections of this prospectus and any documents we incorporate by reference describe additional risk factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor are we able to assess the impact of all of these risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks and others described under the section “Risk Factors” in this prospectus and any documents we incorporate by reference are not exhaustive.

Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

THE ATLAS TRANSACTION

Purchase of Shares of our Common Stock Under the Purchase Agreement

On March 28, 2024, we entered into the Purchase Agreement with Atlas, pursuant to which Atlas has agreed to purchase from us up to an aggregate of $15.0 million worth of our Common Stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Pursuant to the Purchase Agreement we issued 338,600 Commitment Shares to Atlas as a fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement.

On March 28, 2024, we also entered into the Registration Rights Agreement with Atlas, pursuant to which we filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act, the shares of our Common Stock that have been or may be issued to Atlas under the Purchase Agreement.

This prospectus covers the resale by the selling stockholder of up to 9,975,000 shares of our Common Stock, comprised of: (i) up to 9,636,400 shares of our Common Stock that we have reserved for sale to Atlas under the Purchase Agreement from time to time after the date of this prospectus, if and when we determine to sell additional shares of our Common Stock to Atlas under the Purchase Agreement and (ii) 338,600 Commitment Shares that we have already issued to Atlas as a fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement. Capitalized terms used herein that are not otherwise defined in the prospectus have the meaning assigned in the Purchase Agreement.

We do not have the right to commence any sales of our Common Stock to Atlas under the Purchase Agreement until the Commencement Date, the date when all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the shares of our Common Stock that have been and may be issued and sold to Atlas under the Purchase Agreement. From and after the Commencement Date, we may, from time to time and at our sole discretion for during the Commitment Period, the period commencing on the Commencement Date and ending on March 28, 2026, unless earlier terminated pursuant to the terms of the Purchase Agreement, on any business day that we select, direct Atlas to purchase up to a minimum value of $25,000 worth of shares of our Common Stock and a maximum of the lesser of (a) a value of $500,000 worth of shares of our Common Stock or (b) the Median Daily Trading Volume or such greater amount as the parties agree to. In no event shall the amount exceed the Beneficial Ownership Limitation. Such value shall be computed by multiplying the number of shares in any Put Notice by the closing price of the Common Stock on the Principal Market on the Trading Day immediately preceding the date the Put Notice is delivered.

Value is computed by multiplying the number of shares in any Put Notice by the closing price of the Common Stock on the Principal Market on the Trading Day immediately preceding the date the Put Notice is delivered. The purchase price per share for each such purchase will be equal to 95% of the lowest daily volume weighted average price of our Common Stock on the Principal Market during the Valuation Period, which period begins on the date three Trading Days immediately preceding the applicable Put Date and ending on the date that is two Trading Days after the date on which Atlas receives the Put Shares in its brokerage account and such Put Shares are cleared and approved for trading by Investor’s brokerage firm.

We will control the timing and amount of any sales of our Common Stock to Atlas. The purchase price per share will be equitably adjusted as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction as set forth in the Purchase Agreement. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. Actual sales of shares of Common Stock by us to Atlas under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for us and our operations.

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As of April 26, 2024, there were 50,888,333 shares of our Common Stock outstanding, which includes the Commitment Shares. Although the Purchase Agreement provides that we may sell up to an aggregate of $15.0 million worth of our Common Stock to Atlas, only 9,975,000 shares of our Common Stock are being registered for resale under this prospectus, which includes the 338,600 Commitment Shares that we issued to Atlas as a fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement. Depending on the market prices of our Common Stock at the time we elect to issue and sell shares of our Common Stock to Atlas under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our Common Stock in order to receive aggregate gross proceeds equal to the $15.0 million total commitment available to us under the Purchase Agreement. If we elect to issue and sell to Atlas under the Purchase Agreement more than the 9,975,000 shares of our Common Stock being registered for resale by Atlas under this prospectus, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares of our Common Stock, which could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for resale by Atlas is dependent upon the number of shares of our Common Stock we ultimately decide to sell to Atlas under the Purchase Agreement.

In no event may we issue or sell to Atlas under the Purchase Agreement shares of our Common Stock (including the Commitment Shares) to the extent that such sales exceed the Exchange Cap, which is 9,975,000 shares, unless we obtain further stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap.

The Purchase Agreement prohibits us from directing Atlas to purchase any shares of our Common Stock in excess of the Beneficial Ownership Limitation, meaning if Atlas, purchases shares of our Common Stock, when aggregated with all other shares of our Common Stock then beneficially owned by Atlas and its affiliates, would result in Atlas having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our Common Stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder.

Issuances of our Common Stock to Atlas under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance of shares of our Common Stock to Atlas under the Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to Atlas under the Purchase Agreement. See “Risk Factors.”

Conditions Precedent To Our Right To Sell Put Shares to Atlas

In order for us to sell Put Shares to Atlas, the following conditions must be met:

(a) The Registration Statement of which this Prospectus is a part, covering the resale of the Put Shares and the Commitment Shares, and any amendment or supplement thereto, remain effective and (i) neither we nor Atlas shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, the Registration Statement or related prospectus shall exist.

(b) Our representations and warranties are true and correct in all material respects as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c) We have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us.

(d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding has been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e) Since the date of filing of our most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

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(f) The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or FINRA, or otherwise halted for any reason, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from its Principal Market.

(g) The number of Put Shares then to be purchased by Atlas shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by Atlas beneficially or deemed beneficially owned by Atlas would exceed the Beneficial Ownership Limitation.

(h) We have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective. We have no knowledge of any untrue statement (or alleged untrue statement) of a material fact or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the Registration Statement.

(i) On the date of delivery of each Put Notice, we shall have received an executed Closing Certificate.

(j) The Common Stock shall be DWAC Eligible and not subject to a “DTC chill.”

(k) All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC shall have been timely filed with the SEC.

(l) There is no Bankruptcy Proceeding, and we have no knowledge of any event more likely than not to have the effect of causing Bankruptcy Proceedings to arise.

(m) We have sufficient authorized Common Stock to be able to deliver the Put Shares.

(n) The issuance of the Put Shares shall not violate the Exchange Cap or Approval requirements of the Principal Market.

(o) We shall have reserved the Required Minimum Share Reserve and satisfied the reserve requirements with respect to all other contracts between us and Atlas, and the Transfer Agent Instruction Letter has been executed by us and the Transfer Agent as well as acknowledged and agreed to in writing by the Transfer Agent.

(p) No statute, regulation, order, guidance, decree, writ, ruling or injunction has been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(q) We shall cause to be delivered to Atlas a written opinion of counsel satisfactory to Atlas relating to the availability and effectiveness of the Registration Statement and regarding our compliance with U.S. federal securities law in the issuance, sale and registration of the Put Shares and the Commitment Shares.

Our Termination Rights

We have the unconditional right, at any time except during any Valuation Period, for any reason and without any payment or liability to us, to terminate the Purchase Agreement by giving written notice to Atlas. Upon such termination, certain provisions of the Purchase Agreement remain in effect. On the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or anyone commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of ours creditors the Purchase Agreement will automatically terminate.

No Short-Selling or Hedging by Atlas

Atlas has represented to us that at no time prior to the time of execution of the Purchase Agreement has Atlas or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Atlas agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

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Prohibitions on Certain Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, except that we are prohibited, with out the express consent of Atlas (with certain specified exceptions set forth in the Purchase Agreement) from effecting or entering into an agreement to effect a Variable Rate Transaction.

Effect of Performance of the Purchase Agreement on Our Stockholders

All of the shares of our Common Stock being registered for resale hereunder which have been or may be issued or sold by us to Atlas under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold from time to time over the Commitment Period. The sale by Atlas of a significant amount of shares of our Common Stock registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Atlas, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Atlas all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell additional shares of our Common Stock to Atlas, after Atlas has acquired the shares of our Common Stock, Atlas may resell all, some or none of those shares of our Common Stock at any time or from time to time in its discretion. Therefore, sales to Atlas by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares of our Common Stock to Atlas under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares of our Common Stock or the mere existence of our arrangement with Atlas may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our Common Stock to Atlas and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, from and after commencement, we have the right, but not the obligation, from time to time to direct Atlas to purchase up to $15.0 million of our Common Stock. Depending on the price per share at which we sell our Common Stock to Atlas pursuant to the Purchase Agreement, we may need to sell to Atlas under the Purchase Agreement more shares of our Common Stock than are being offered under this prospectus in order to receive aggregate gross proceeds equal to the $15.0 million total commitment available to us under the Purchase Agreement. As noted above, if we choose to do so, we must first register for resale under the Securities Act such additional shares of our Common Stock, which could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for resale by Atlas under this prospectus is dependent upon the number of shares of our Common Stock we direct Atlas to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Atlas from our sale of Common Stock to Atlas under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares of our Common Stock to be Issued if Full Purchase (1)	Percentage of Outstanding Shares of our Common Stock After Giving Effect to the Issuance to Atlas (2)	Gross Proceeds from the Sale of Shares of our Common Stock to Atlas Under the Purchase Agreement(1)
$0.11		9,975,000	19.9%	$1,045,549
$0.41	(3)	9,975,000	19.9%	$3,936,469
$0.71		9,975,000	19.9%	$6,827,389
$1.01		9,975,000	19.9%	$9,718,309
$1.31		9,975,000	19.9%	$12,609,229

(1)	Although the Purchase Agreement provides that we may sell up to $15.0 million of our Common Stock to Atlas, we are only registering 9,975,000 shares of our Common Stock for resale under this prospectus, including the 338,600 Commitment Shares that we have already issued to Atlas, which may or may not cover all the shares of our Common Stock we ultimately sell to Atlas under the Purchase Agreement, depending on the purchase price per share. We are not receiving any proceeds from the issuance of the Commitment Shares. Accordingly, no monetary value has been attributed to them.
(2)	The denominator is based on 50,549,733 shares of our Common Stock outstanding as of April 26, 2024 (excluding the 338,600 Commitment Shares), adjusted to include the number of shares of our Common Stock set forth in the adjacent column which we would have sold to Atlas, assuming the purchase price in the adjacent column. The numerator is based on the number of shares of our Common Stock issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, without giving effect to the Beneficial Ownership Limitation.
(3)	Assumed price of $0.41 per share (95% of $0.43 per share, the closing price of our Common Stock on NYSE American on April 26, 2024).

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USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by Atlas. We will receive no proceeds from the sale of shares of Common Stock by Atlas in this offering. We may receive up to $15.0 million in gross proceeds under the Purchase Agreement from any sales we make to Atlas pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our Common Stock to Atlas pursuant to the Purchase Agreement would be up to approximately $14.9 million over the Commitment Period, assuming that we sell the full amount of our Common Stock that we have the right, but not the obligation, to sell to Atlas under the Purchase Agreement, and after other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

We currently expect to use the net proceeds, if any, from the sale of Common Stock offered hereby for general corporate purposes, which may include funding research and development, increasing working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our product candidates and our business, technological advances and the competitive environment for our product candidates. As we are unable to predict the timing or amount of potential issuances of all of the additional shares issuable to the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such additional shares. Accordingly, our management will have broad discretion in the application of the net proceeds. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. We may use the proceeds for purposes that are not contemplated at the time of this offering. Pending use of the net proceeds as described above, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. It is possible that no additional shares will be issued under the Purchase Agreement.

DILUTION

The sale of Common Stock to Atlas pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower the price of our Common Stock is at the time we exercise our right to sell shares to Atlas, the more shares of our Common Stock we will issue to raise our desired amount of proceeds from the sale, and the greater the dilution to our existing shareholders.

The price that Atlas will pay for our Common Stock to be resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of Common Stock.

As of December 31, 2023, we had a net tangible book value of $7,921,000, or $0.16 per share of Common Stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of December 31, 2023.

After giving effect to (i) the sale of 9,636,400 shares of Common Stock to Atlas pursuant to the Purchase Agreement at an assumed price of $0.41 per share (95% of $0.43 per share, the closing price of our Common Stock on NYSE American on April 26, 2024), (ii) the issuance of 338,600 Commitment Shares and (iii) deducting estimated offering expenses of $180,601 payable by us, and without giving effect to the Beneficial Ownership Limitation under the Purchase Agreement, our as adjusted net tangible book value as of December 31, 2023, would have been approximately $11,676,868, or $0.20 per share. This represents an immediate increase in net tangible book value of $0.04 per share to existing stockholders and an immediate dilution of $0.21 per share to new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$0.41
Net tangible book value per share of Common Stock as of December 31, 2023	$0.16
Increase in net tangible book value per share attributable to this offering	$0.04
As adjusted, net tangible book value per share after this offering		$0.20
Dilution per share to new investors purchasing shares in this offering		$0.21

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The foregoing table is based on 49,102,484 shares of our Common Stock outstanding as of December 31, 2023, and excludes, as of such date, the following:

●	119,352 shares of our Common Stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plans at a weighted average exercise price of $20.72 per share; and 2,814,142 shares of our Common Stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plans at a weighted average exercise price of $1,54 per share;
●	1,210,286 shares of our Common Stock available for issuance or future grant pursuant to our equity incentive plan;
●	137,159 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.20 per share and 15,000 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.99 per share; and
●	360,000 shares of our Common Stock issuable upon exercise of outstanding options granted to Azenova.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Atlas, of shares of our Common Stock that have been and may be issued to Atlas pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreements, which we entered into with Atlas on March 28, 2024 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Atlas of the shares of our Common Stock that have been and may be issued to Atlas under the Purchase Agreement.

Atlas, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus up to 9,975,000 shares of our Common Stock that we have issued or may issue to Atlas (including the Commitment Shares). The selling stockholder may sell some, all or none of the shares of Common Stock. We do not know how long the selling stockholder will hold the shares of our Common Stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of Common Stock. See “Plan of Distribution.”

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the selling stockholder as of April 26, 2024. The percentages of shares owned before and after the offering are based on 50,888,333 shares of Common Stock outstanding as of April 26, 2024, which includes the 338,600 Commitment Shares. The information in the table below with respect to the selling stockholder has been obtained from the selling stockholder.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, the person named in the table has sole voting and investment power with respect to their shares of Common Stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Throughout this prospectus, when we refer to the shares of Common Stock being offered for resale by the selling stockholder through this prospectus, we are referring to the shares of Common Stock that have been and may be issued and sold by us to Atlas pursuant to the Purchase Agreement, unless otherwise indicated.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(2)			Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(3)	Number of Shares of Common Stock Owned After Offering(4)
	Number	Percent			Number	Percent
Atlas Sciences, LLC(1)	338,600	*	%	9,975,000	0	0.0%

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* Less than 1%

(1) John Fife is deemed to be the beneficial owner of all of the shares of Common Stock owned directly by Atlas Capital. John Fife has voting and investment power over the shares of Common Stock being offered under the registration statement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement and the Registration Rights Agreement. Atlas is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(2) Represents the 338,600 Commitment Shares already issued to Atlas. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of our Common Stock beneficially owned prior to the offering all of the 9,636,400 shares of our Common Stock that we may issue and sell to Atlas pursuant to the Purchase Agreement from and after commencement that are being registered for resale under the registration statement that includes this prospectus, because the issuance and sale of such shares to Atlas under the Purchase Agreement is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Atlas’s control, including the registration statement that includes this prospectus becoming and remaining effective under the Securities Act. Furthermore, under the terms of the Purchase Agreement, issuances and sales of shares of our Common Stock to Atlas under the Purchase Agreement are subject to certain limitations on the amounts we may sell to Atlas at any time, including the Beneficial Ownership Limitation.

(3) Although the Purchase Agreement provides that we may sell up to $15.0 million worth of our Common Stock to Atlas, we are only registering 9,975,000 shares of our Common Stock for resale under this prospectus, including the 338,600 Commitment Shares. Therefore, only 9,636,400 of such shares represent shares that we may issue and sell to Atlas for cash consideration in purchases under the Purchase Agreement from time to time, at our sole discretion, during the Commencement Period. Depending on the price per share at which we sell our Common Stock to Atlas pursuant to the Purchase Agreement, we may need to sell to Atlas under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the full $15.0 million available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Atlas is dependent upon the number of shares we sell to Atlas under the Purchase Agreement. Additionally, in no event may we issue or sell to Atlas under the Purchase Agreement shares of our Common Stock in excess of the Exchange Cap (including the Commitment Shares), unless we obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap.

(4) Assumes the sale of all shares of our Common Stock registered for resale by the selling stockholder pursuant to the registration statement that includes this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of Common Stock at any particular time.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our securities. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and restated and amended bylaws, each as amended, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Capital Stock

We have authorized 350,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value. As of April 26, 2024, there were 50,549,733 shares of Common Stock issued and outstanding, excluding the Commitment Shares, no shares of Series A Junior Participating preferred stock issued or outstanding, no shares of Series B preferred stock issued and outstanding, and 119,352 shares of our Common Stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plans at a weighted average exercise price of $20.72 per share, and 2,814,142 shares of our Common Stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plans at a weighted average exercise price of $1.54 per share, 360,000 shares of our Common Stock issuable upon exercise of outstanding options granted to Azenova and 15,000 shares of Common Stock issuable upon exercise of warrants at a weighted average exercise price of $0.99 per share. The authorized and unissued shares of Common Stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our Common Stock or preferred stock.

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Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have no cumulative voting rights. Holders of our Common Stock are entitled to receive ratably dividends as may be declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend or other rights of any then outstanding preferred stock. We have never paid cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our Common Stock do not have preemptive or conversion rights or other subscription rights. Upon liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that is currently outstanding or that we may designate and issue in the future.

Except as otherwise provided by law, our amended and restated certificate of incorporation or our restated and amended bylaws, each as amended, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. In addition, except as otherwise provided by law, our amended and restated certificate of incorporation, as amended, or our restated and amended bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Preferred Stock

Holders of our Series A Junior Participating preferred stock, if and when issued, will have the right purchase from us shares of Common Stock or Common Stock equivalents pursuant to the terms of the Third Amended and Restated Rights Agreement dated May 12, 2023.

Pursuant to a February 2019 registration statement relating to a rights offering we distributed to our holders of Common Stock and to holders of certain options and redeemable warrants as of February 14, 2019, at no charge, one non-transferable subscription right for each share of Common Stock held or deemed held on the record date. Each right entitled the holder to purchase one unit, at a subscription price of $1,000 per unit, consisting of one share of B Preferred and 114 warrants with an assumed exercise price of $8.80. The redeemable warrants are exercisable for five years after the date of issuance. During the year ended December 31, 2023, seven shares of B Preferred were converted into Common Stock. There were no outstanding shares of B Preferred as of April 26, 2024. During the year ended December 31, 2023, no warrants were exercised. There were no warrants outstanding as of April 26, 2024 related to the rights offering.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Stock is Equiniti Trust Company.

Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation,

Our Bylaws and Our Stockholders’ Rights Plan

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, our board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years before the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and/or Bylaws provide that:

●	our Bylaws may be amended or repealed by our board of directors or our stockholders;

●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of our board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Stockholder Rights Plan

On November 19, 2002, our board of directors declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on November 29, 2002 pursuant to our rights agreement (as subsequently amended and restated, the “Rights Agreement”) between us and our Rights Agent. Each Right entitles the registered holder of one share of our Common Stock to purchase from the Company a unit consisting of one one-hundredth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share at a Purchase Price of $4.00 per Unit, subject to adjustment. All terms not specifically defined herein have the definition set forth in the Rights Agreement. The description and terms of the Rights are set forth in the Rights Agreement.

The current Amended and Restated Rights Agreement is included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 (File No. 001-27072) filed with the SEC on May 15, 2023. Such Plan and the Rights are described In Part II, ITEM 5: Other Information in the foregoing Report on Form 10-Q. All of the foregoing are incorporated by reference herein.

Potential Effects of Authorized but Unissued Stock

We have shares of Common Stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

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PLAN OF DISTRIBUTION

The shares of our Common Stock offered by this prospectus are being offered by the selling stockholder, Atlas Sciences, LLC. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the shares of our Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of our Common Stock offered by this prospectus may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of our Common Stock offered by this prospectus may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Atlas is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Atlas has informed us that it intends to use one or more unaffiliated registered broker-dealers to effectuate all sales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Such registered broker-dealer may, in some circumstances (for instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributor’s or seller’s commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Atlas has informed us that each such broker-dealer may receive commissions from Atlas for executing such sales for Atlas and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or the purchasers, for whom the broker-dealers may act as agent. The compensation paid to any such particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Atlas can presently estimate the amount of compensation that any agent will receive from the selling stockholder or from any purchasers of shares of our Common Stock sold by Atlas.

We know of no existing arrangements between Atlas or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement that includes this prospectus to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of our Common Stock offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of our Common Stock by the selling stockholder, any compensation paid by Atlas to any such brokers, dealers, underwriters or agents, and any other required information.

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We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock included in this prospectus by Atlas. We estimate that the total expenses for the offering will be approximately $180,601. We have agreed to indemnify Atlas and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered by this prospectus, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Atlas has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Atlas specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Atlas has represented to us that at no time prior to the Purchase Agreement has Atlas or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Atlas agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Atlas that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the earlier of (i) the end of the period commencing on the Commencement Date and ending on March 28, 2026, unless earlier terminated pursuant to the terms of the Purchase Agreement and (ii) the date that all shares offered by this prospectus have been sold by Atlas.

Our Common Stock is listed on NYSE American under the symbol “AIM”.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Silverman Shin & Schneider PLLC, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and for each of the two years in the period ended December 31, 2023, incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K

●	our Current Reports on Form 8-K, filed on January 10, 2024, January 10, 2024, January 25, 2024, February 9, 2024 and February 20, 2024.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

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We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

AIM ImmunoTech Inc.

2117 SW Highway 484,

Ocala FL 34473

(352) 448-7797.

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://aimimmuno.com/sec-filings/. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

Our directors and officers are indemnified to the fullest extent permitted under Delaware law. We also maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website www.aimimmuno.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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9,975,000 Shares of Common Stock

May 1, 2024

PROSPECTUS